EXHIBIT 99.1

Company Contact:	Agency Contact:
Joseph W. Baty, Chief Financial Officer	Keith Lippert / Kirsten Chapman
(801) 975-5186	Lippert/Heilshorn & Associates
email: joeb@schiffnutrition.com	(212) 838-3777/(415) 433-3777
www.schiffnutrition.com	email: kirsten@lhai-sf.com

WEIDER NUTRITION INTERNATIONAL ANNOUNCES NAME CHANGE TO SCHIFF NUTRITION INTERNATIONAL
- New Name Aligns with Company’s Commitment to Grow the Schiff Nutritional Supplements Business -
- Announces Results of Annual Meeting of Stockholders -

Salt Lake City, Utah, October 28, 2005: Weider Nutrition International, Inc. (NYSE: WNI) today announced its formal name change to Schiff Nutrition International, Inc. Shareholders approved the name change at the company's annual meeting held October 25th in Salt Lake City, Utah. The company will begin trading under its new name on the New York Stock Exchange on November 1, 2005, but will retain its current New York Stock Exchange symbol: WNI.

Bruce Wood, president and chief executive officer, stated, “With the recent divestitures of the Weider® brand business and the Germany-based Haleko business unit, we have streamlined our business portfolio, and are now dedicating our resources to our growing Schiff® branded business, which represents the vast majority of our revenues.”

Wood added, “The Schiff brand is a recognized premium brand in the nutritional supplements arena, and it is appropriate that our new corporate name reflects our strategic commitment to growing the Schiff brand. Looking ahead, we expect to leverage our existing Schiff business, invest in new product initiatives under the Schiff brand umbrella, and explore acquisition opportunities that fit strategically and operationally with our Schiff business.”

Stockholders also approved the re-election of Eric Weider, George F. Lengvari, Bruce J. Wood, Ronald L. Corey, Roger H. Kimmel, Brian P. McDermott and
H. F. Powell to the board of directors for terms ending upon the election of directors at the 2006 annual stockholders meeting. The board currently consists of seven directors who are elected annually.

About Schiff Nutrition
Schiff Nutrition International, Inc. (formerly Weider Nutrition International) develops, manufactures, markets and sells branded and private label vitamins, nutritional supplements and sports nutrition products in the United States and throughout the world. To learn more about Schiff, please visit the Web site www.schiffnutrition.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates, and projections. These statements are subject to risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and, therefore, actual results may differ materially. Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Important factors that may cause these forward looking statements to be false include, but are not limited to: the inability to successfully implement marketing and spending programs behind our Move Free brand and other branded new products, the impact of raw material pricing and availability (particularly relating to joint care products), the inability to achieve cost savings and operational efficiencies, the inability to increase operating margins and increase revenues, dependence on individual products, dependence on individual customers, the impact of competitive products and pricing (including private label), market and industry conditions (including pricing, demand for products and level of trade inventories), the impact of clinical studies regarding nutritional supplements, particularly relating to the joint care category, the success of product development, the inability to obtain customer acceptance of new product introductions, changes in laws and regulations, litigation and government regulatory action, uncertainty of market acceptance of new products, adverse publicity regarding the consumption of nutritional supplements, the inability to find strategic acquisitions or the inability to successfully consummate or integrate an acquisition, changes in accounting standards, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's website (www.sec.gov).

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